As filed with the Securities and Exchange Commission on July 25, 2018

Registration No. 333-225090

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genprex, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	90-0772347
(State or Other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1701 Trinity Street, Suite 3.322

Austin, Texas, 78705

(512) 370-4081

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

J. Rodney Varner

Chief Executive Officer

Genprex, Inc.

1701 Trinity Street, Suite 3.322

Austin, Texas 78705

(512) 370-4081

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Christopher J. Ozburn

Streusand Landon, Ozburn & Lemmon, LLP

811 Barton Springs Road, Suite 811

Austin, TX 78704

Telephone: (512) 236-9900

Fax: (512) 236-9904

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer	☐

Non-accelerated filer:	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Aggregate maximum offering price	Amount of registration fee (2)
Common Stock, par value $0.001 per share	4,636,680	$11.62	$53,878,222	$6,708(3)

(1)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)

With respect to the shares of common stock offered by the selling stockholders named herein, estimated at $11.62 per share, which is the average of the high and low prices as reported on the NASDAQ Capital Market on May 17, 2018, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-225090), as amended. The Registrant is filing this Amendment for the sole purpose of filing an updated Consent of Independent Registered Public Accounting Firm as Exhibit 23.1 to the Registration Statement. This Amendment does not modify any provisions of Part I or Part II of the Registration Statement other than Item 16(a).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits:

See the Exhibit Index immediately preceding the signature page hereto for a list of the exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

23.1	Consent of Independent Registered Public Accounting Firm.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, Texas, on July 25, 2018.

GENPREX, INC.

By:	/s/ J. Rodney Varner
J. Rodney Varner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ J. Rodney Varner J. Rodney Varner	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	July 25, 2018

/s/ Ryan M. Confer Ryan M. Confer	Chief Financial Officer (Principal Financial Officer)	July 25, 2018

/s/ David E. Friedman* David E. Friedman	Member of the Board of Directors	July 25, 2018

/s/s Robert W. Pearson* Robert W. Pearson	Member of the Board of Directors	July 25, 2018

*	Pursuant to power of attorney

By:	/s/ J. Rodney Varner
J. Rodney Varner
Attorney-in-fact

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